Farmers New World Life Insurance Company

Life Home Office: 3120 139th Ave SE Suite 300, Bellevue, WA 98005 / 1-800-238-9671
Variable Policy Service Office: PO Box 724208, Atlanta, GA 31139 / 1-877-376-8008

FARMERS INSURANCE

Variable Policy Application Supplement

Application ID/Policy #:____________________

A Proposed/Insured

Plan: **FELVUL**

1. Full Legal Name (First, Middle, Last, Suffix) ____________________
2. Parent/Legal Guardian Name *(Applicable only to juvenile policy and if other than Policy Owner)* ____________________

B Proposed/Policy Owner(s) – Suitability Information

1. Policy Owner's Full Legal Name (First, Middle, Last, Suffix) *(If other than Proposed Insured)* ____________________
2. Policy Co-Owner's Full Legal Name (First, Middle, Last, Suffix) *(If applicable)* ____________________

3. **Household Net Worth:** *(excluding personal residence, furnishings, automobile)*
   - ☐ $25,000 & under
   - ☐ $25,001 - $50,000
   - ☐ $50,001 - $200,000
   - ☐ $200,001 - $500,000
   - ☐ $500,001 - $1,000,000
   - ☐ $1,000,001 - $3,000,000
   - ☐ Over $3,000,000

4. **Goals:**
   - ☐ Life Insurance
   - ☐ Retirement
   - ☐ Accumulation
   - ☐ Education
   - ☐ Other: __________

5. **Risk Tolerance:**
   - ☐ Conservative
   - ☐ Moderately Conservative
   - ☐ Moderate
   - ☐ Moderately Aggressive
   - ☐ Aggressive

C Premium Allocation

Note: If no allocation is selected, 100% of premium will be allocated to the Fixed Account.

Indicate how premiums are to be allocated among investments in the subaccounts until later changed by the Policy Owner(s). The initial premium payment will be allocated to the Fixed Account for the period described in the prospectus.

I have elected to allocate my premiums as follows: *(All allocations must total 100%. Percentages must be in whole numbers.)*

♦ **American Funds Insurance Series:** ***(Class 2 Shares)***
_____% Asset Allocation Fund
_____% Capital Income Builder
_____% Capital World Growth and Income Fund
_____% Global Growth Fund
_____% Growth Fund
_____% Growth Income Fund
_____% International Fund

♦ **Fidelity VIP FundsManager Portfolios:** ***(Class 2 Shares)***
_____% FundsManager 20% Portfolio
_____% FundsManager 50% Portfolio
_____% FundsManager 70% Portfolio
_____% FundsManager 85% Portfolio

♦ **Fidelity VIP Freedom Portfolios:** ***(Class 2 Shares)***
_____% 2005 Portfolio
_____% 2010 Portfolio
_____% 2015 Portfolio
_____% 2020 Portfolio
_____% 2025 Portfolio
_____% 2030 Portfolio
_____% Freedom Income Portfolio

♦ **PVC Strategic Asset Management (SAM) Portfolio:** ***(Class 2 Shares)***
_____% Flexible Income
_____% Conservative Balanced
_____% Balanced
_____% Conservative Growth
_____% Strategic Growth

♦ **Deutsche DWS Variable Series I *(Class A Shares)***
_____% DWS Bond VIP
_____% DWS Global Small Cap VIP
_____% DWS CROCI® International VIP

♦ **Deutsche DWS Variable Series II *(Class A Shares)***
_____% DWS High Income VIP
_____% DWS Government Money Market VIP
_____% DWS CROCI® U.S. VIP

♦ **BNY Mellon *(Service Class Shares)***
_____% BNY Mellon Sustainable U.S. Equity Portfolio, Inc.

♦ **BNY Mellon Variable Investment Fund *(Service Class Shares)***
_____% Opportunistic Small Cap Portfolio

♦ **Fidelity Variable Insurance Products Funds ("VIP") *(Service Class Shares)***
_____% Fidelity VIP Growth Portfolio
_____% Fidelity VIP Index 500 Portfolio
_____% Fidelity VIP Mid-Cap Portfolio

♦ **Franklin Templeton Variable Insurance Products Trust *(Class 2 Shares)***
_____% Franklin Small-Mid Cap Growth VIP Fund
_____% Franklin Small Cap Value VIP Fund

♦ **Janus Aspen Series**
_____% Janus Henderson VIT Balanced Portfolio (Service Shares)
_____% Janus Henderson VIT Forty Portfolio (Institutional Shares)

♦ **PIMCO Variable Insurance Trust *(Administrative Class Shares)***
_____% PIMCO International Bond Portfolio (U.S. Dollar- Hedged)
_____% PIMCO Low Duration Bond Portfolio

♦ **Fixed Account *(Must be used if DCA Requested)*** _____% Fixed Account

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ND 31-4424 (5/21)2

D Optional Premium Allocation Feature

☐ I elect **Automatic Asset Rebalancing (AAR)** among the accounts chosen above (excluding Fixed Account). I elect to have the assets in the subaccounts moved to match the **Premium Allocation** elections.

E Additional Optional Features

☐ I elect **Dollar Cost Averaging (DCA)** $__________ ($100 minimum) per month from the **Fixed Account**.

The starting balance of the Fixed Account must be at least equal to the requested transfer amount. Transfers will continue until the Policy Owner(s) instructs otherwise, or until all money has been transferred out of the Fixed Account, whichever is earlier.

I allocate DCA as follows:
(All allocations must total 100%. Percentages must be in whole numbers. Minimum of one and maximum of eight sub-accounts.)

- **American Funds Insurance Series:** ***(Class 2 Shares)*** _____ % Asset Allocation Fund _____ % Capital Income Builder _____ % Capital World Growth and Income Fund _____ % Global Growth Fund _____ % Growth Fund _____ % Growth Income Fund _____ % International Fund
- **Fidelity VIP FundsManager Portfolios:** ***(Class 2 Shares)*** _____ % FundsManager 20% Portfolio _____ % FundsManager 50% Portfolio _____ % FundsManager 70% Portfolio _____ % FundsManager 85% Portfolio
- **Fidelity VIP Freedom Portfolios:** ***(Class 2 Shares)*** _____ % 2005 Portfolio _____ % 2010 Portfolio _____ % 2015 Portfolio _____ % 2020 Portfolio _____ % 2025 Portfolio _____ % 2030 Portfolio _____ % Freedom Income Portfolio
- **PVC Strategic Asset Management (SAM) Portfolio:** ***(Class 2 Shares)*** _____ % Flexible Income _____ % Conservative Balanced _____ % Balanced _____ % Conservative Growth _____ % Strategic Growth

- **Deutsche DWS Variable Series I *(Class A Shares)***
  _____ % DWS Bond VIP
  _____ % DWS Global Small Cap VIP
  _____ % DWS CROCI® International VIP
- **Deutsche DWS Variable Series II *(Class A Shares)***
  _____ % DWS High Income VIP
  _____ % DWS Government Money Market VIP
  _____ % DWS CROCI® U.S. VIP
- **BNY Mellon *(Service Class Shares)***
  _____ % BNY Mellon Sustainable U.S. Equity Portfolio, Inc.
- **BNY Mellon Variable Investment Fund *(Service Class Shares)***
  _____ % Opportunistic Small Cap Portfolio
- **Fidelity Variable Insurance Products Funds ("VIP") *(Service Class Shares)***
  _____ % Fidelity VIP Growth Portfolio
  _____ % Fidelity VIP Index 500 Portfolio
  _____ % Fidelity VIP Mid-Cap Portfolio
- **Franklin Templeton Variable Insurance Products Trust *(Class 2 Shares)***
  _____ % Franklin Small-Mid Cap Growth VIP Fund
  _____ % Franklin Small Cap Value VIP Fund
- **Janus Aspen Series**
  _____ % Janus Henderson VIT Balanced Portfolio (Service Shares)
  _____ % Janus Henderson VIT Forty Portfolio (Institutional Shares)
- **PIMCO Variable Insurance Trust *(Administrative Class Shares)***
  _____ % PIMCO International Bond Portfolio (U.S. Dollar- Hedged)
  _____ % PIMCO Low Duration Bond Portfolio

F Telephone Transfer Authorization

Telephone Transfer is Authorized: ☐ **Yes** ☐ **No** Telephone transfer among the subaccounts and the Fixed Account are subject to the conditions of the Telephone Transfer Agreement. By requesting this authorization, I (we), as Policy Owner(s) agree and understand that:
1.) Neither Farmers New World Life Insurance Company (FNWL) nor its agents or representatives who act on its behalf shall be subject to any claim; loss; liability; cost; or expense; if it acts in good faith in following instructions pursuant to this authorization. 2.) Transfer will be made subject to the conditions of the policy, administrative regulations of FNWL and the prospectus. 3.) Transfers from a subaccount shall be based on the accumulation unit value next determined following receipt of a valid, complete, telephone transfer instruction.
4.) This authorization shall continue in force until the earlier of receipt of written revocation from the Owner(s), or FNWL discontinuing this privilege. I (We), as Policy Owner(s), understand that as a condition of allowing telephone instructions be made, FNWL, at its sole option and without prior notice to the Owner(s), any person or representative, may record all or part of any telephone conversation containing such instructions. All terms are binding on my agents, heirs, and assignees.

(Continued; next page)

V Supp Page 2 of 3 ND 31-4424 (5/21)2

G Electronic Delivery Election ï,£ Yes. By checking “Yes,” I (we) authorize FNWL to provide my variable life prospectus(es), fund company prospectus(es), semi-annual and annual reports, and supplements (collectively, the “documents”) by electronic delivery (CD-ROM, in PDF format or through a hyperlink on the Company’s website). I understand that I must have access to a personal computer with appropriate computer hardware, software and internet access (my internet provider may charge for internet access) to access and view the documents. I may request paper copies of the documents at any time without revoking my electronic delivery election. I can revoke my electronic delivery selection at any time by contacting FNWL by telephone or by mail. (If the box above is not checked, documents will be provided to you by U.S. mail.) H Sales Illustration If a hypothetical sales illustration was used during the sales process, then please attach a copy. I Acknowledgement & Authorization Signatures I (We) understand that the amount and duration of the policy’s death benefit may vary under the specified conditions. Policy Values may increase or decrease in accordance with the investment experience of the investments held in the subaccount(s). Illustrations of benefits, including Death Benefits, Policy Values and Cash Surrender Values, are available upon request. I acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. I (We) understand that portions or all of the data collected to create this Variable Policy Application Supplement (Supplement), including my signature, may be transmitted by electronic means and/or retained in electronic format. By signing below, I consent to this transaction by electronic means and confirm that I have not withdrawn my consent. I will receive a copy of this Supplement, which will become part of the Policy Contract, if issued or upon receipt of a written request directed to FNWL. I (We) have read the completed Supplement, or have had it read to me, and agree that all the statements and answers are true and complete to the best of my knowledge and belief. I agree that it forms a part of my application and is subject to the terms and conditions found in the application and the Policy Contract, if issued. Fraud Warning: I (We) also acknowledge that I have read, or have had read to me, and that I understand the fraud warning and/or other notice listed on Form 31-4226 for my state of residence, if any. Signed on Date/Time Signature of Proposed/Insured – (or Parent if Proposed/Insured is a juvenile and if other than Policy Owner) X Insured Signature of Proposed/Policy Owner(s) – (if other than Proposed/Insured) X Policy Owner Signature of Insurance Producer X Insurance Producer Title (if applicable) in State Policy Owner Signed in X Parent/Legal Guardian X Policy Co-Owner Agent Code Number Date Title (if applicable) V Supp Page 3 of 3 ND 31-4424 (5/21)2